EXHIBIT 99.2

FORM OF ELECTION

TrustAtlantic Financial Corporation

YOU MUST RETURN THIS ELECTION FORM AS INSTRUCTED BY 5:00 P.M. EASTERN TIME, ON  , 2015.

The instructions contained within this Form of Election should be read carefully before this Form of Election is completed. To be valid, you must sign this Form of Election in the appropriate space provided below.

If you own shares of TrustAtlantic common stock, please confirm or revise the information appearing in Table 1 below.

FOR OFFICE USE ONLY Approved _____________________

Table 1.

DESCRIPTION OF COMMON STOCK

Name and Address of Registered Holder (Please Fill in, if blank	Common Stock (Please attach additional signed list, if necessary)

	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)

Total Shares

If you own warrants to purchase TrustAtlantic common stock, please confirm or revise the information appearing in Table 2 below.

Table 2.

DESCRIPTION OF WARRANTS

Name and Address of Registered Holder (Please Fill in, if blank)	Warrants to Purchase Common Stock (Please attach additional signed list, if necessary)

	Warrant Number(s)	Exercise Price	Total Number of Shares Represented by Warrant(s)

Total Warrant Shares

ELECTION (See Instruction 3)
☐	ALL CASH. Check here if you are electing to receive Cash for your all of your Shares.
☐	ALL STOCK. Check here if you are electing to receive Stock for all of your Shares.
☐	MIXTURE OF CASH AND STOCK. Check here if you are electing Stock for 75% of your Shares and Cash for the remainder of your Shares.
☐

NO ELECTION. Check here if you have no preference as to the form of Merger consideration that you will receive. By checking this box, the undersigned acknowledges and understands that by making no election, the form of Merger consideration that the undersigned will receive as a result of the Merger will be determined in accordance with the terms of the Merger Agreement.

The signer(s) hereby certifies that it has reviewed the accompanying instructions and has complied with all requirements stated therein. THE SIGNER ACKNOWLEDGES THAT ANY ELECTION MADE IN SECTION 2 ABOVE IS SUBJECT TO POSSIBLE REALLOCATION AS PROVIDED IN THE MERGER AGREEMENT AND AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. THEREFORE, THE UNDERSIGNED ACKNOWLEDGES THAT IT MAY RECEIVE A DIFFERENT FORM OF CONSIDERATION FROM THE FORM ELECTED. The undersigned hereby authorizes the Exchange Agent to rely upon all representations, certifications, and instructions accompanying this Election Form.

IMPORTANT
SHAREHOLDER: SIGN HERE

 (Signature(s) of Owner(s))

Name(s)

Capacity (Full Title)
 (See Instructions)

Address

 (Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

PLEASE READ THE INSTRUCTIONS SET FORTH IN
THIS FORM OF ELECTION CAREFULLY

To the Shareholders of TrustAtlantic Financial Corporation:

As described in the proxy statement/prospectus we previously delivered to you, on October 21, 2014, TrustAtlantic Financial Corporation (“TrustAtlantic”), First Horizon National Corporation (“First Horizon”) and First Horizon Merger Sub, LLC (“Merger Sub”) agreed to a strategic business combination in which TrustAtlantic will merge with and into Merger Sub, a wholly owned subsidiary of First Horizon (the “Merger”), pursuant to the terms of an Agreement and Plan of Merger, dated as of October 21, 2014, which was amended on December 16, 2014 (as amended, the “Merger Agreement”). TrustAtlantic shareholders will have the opportunity to vote on the adoption of the Agreement and Plan of Merger at a special meeting of TrustAtlantic shareholders, which will be held on  , 2015 at TrustAtlantic’s Offices.

If the Merger is completed, TrustAtlantic will merge with and into Merger Sub, and your shares of TrustAtlantic common stock and/or warrants to purchase shares of TrustAtlantic common stock will be converted into the right to receive consideration in the form of First Horizon common stock, cash or a combination of both. Subject to the election and adjustment procedures described in this Election Form, the Merger Agreement and the proxy statement/prospectus, you will be entitled to receive, in exchange for each share of TrustAtlantic common stock you hold at the time of the Merger either (i) an amount of cash equal to the product of 1.3261 and the volume weighted average price per share of First Horizon common stock over the ten consecutive trading dates immediately preceding the closing date of the Merger, (ii) 1.3261 shares of First Horizon common stock, or (iii) a mixture of cash and First Horizon common stock. If you own warrants to purchase shares of TrustAtlantic common stock, you will be entitled to receive an amount of Merger consideration with respect to the shares of TrustAtlantic common stock issuable upon exercise of such warrant in full, less the exercise price, which will be deducted from the Merger consideration issuable in respect of such warrant, which may be in the form of cash, First Horizon common stock or a mix of both.

The consideration elected by each TrustAtlantic shareholder and warrantholder is subject to adjustment as necessary so that the aggregate Merger consideration paid at the closing of the Merger consists of 75% stock consideration and 25% cash consideration. Subject to such mandatory adjustments, a TrustAtlantic shareholder or warrantholder will be permitted to elect to receive all cash, all stock, or a mixture of stock for 75% of such holder’s shares of TrustAtlantic common stock and cash for the remaining 25% of such holder’s shares of TrustAtlantic common stock. The federal income tax consequences of the Merger to you will depend significantly on the type of Merger consideration you receive. You should consult your own tax advisors regarding your election decision.

First Horizon will not issue any fractional shares of First Horizon common stock in the Merger. TrustAtlantic shareholders who would otherwise be entitled to a fractional share of First Horizon common stock upon the completion of the Merger will instead receive an amount in cash (rounded to the nearest cent and without interest) determined by multiplying (i) the volume weighted average price per share of First Horizon common stock over the ten consecutive trading days immediately preceding the closing date of the Merger by (ii) the fraction of a share of First Horizon common stock that such holder would be entitled to receive.

YOU SHOULD CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING THE MERGER AGREEMENT ATTACHED AS ANNEX A TO THE PROXY STATEMENT/PROSPECTUS) BEFORE COMPLETING THIS ELECTION FORM.

We are asking you now to elect the form of Merger consideration you wish to receive if the Merger is completed. This Election Form must be completed and returned to Wells Fargo Shareholder Services, which has been appointed by First Horizon to act as Exchange Agent for the Merger. If you wish to elect the type of consideration that you would like to receive in the Merger, you should carefully review and follow the instructions contained in the enclosed Election Form. Please note that any election that you make will be subject to the allocation procedures in the Merger Agreement and described in the proxy statement/prospectus. Accordingly, we cannot assure you that you will receive the form of Merger consideration you elect to receive.

To make a valid election for the form of consideration you wish to receive, the enclosed Election Form must be received by the Exchange Agent by 5:00 p.m., Eastern Time, on  , 2015 (the “Election Deadline”). Please review the enclosed materials carefully and return your completed Election Form, in the envelope provided with these materials, at your earliest convenience but no later than the Election Deadline.

We make no recommendation about whether you should elect to receive First Horizon common stock, cash, or a combination of First Horizon common stock and cash in the Merger. Each shareholder must make his or her own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen. If you have a particular preference about the form of consideration you wish to receive for your TrustAtlantic common stock, we encourage you to make an election because shares for which a valid election is made will have priority over shares for which no election is made if a reallocation of consideration becomes necessary.

You should not send in your TrustAtlantic stock certificates at this time. Following the effective time of the Merger, Wells Fargo Shareowner Services will send you instructions for exchanging TrustAtlantic stock certificates for the Merger consideration. Until then, please locate your certificates and keep them safe, but do not send them to TrustAtlantic, First Horizon or Wells Fargo Shareowner Services. If you cannot locate your certificate(s) or believe the certificate(s) may be lost, please contact TrustAtlantic’s transfer agent, Computershare, at (800) 368-5948.

If you have any questions about completion of the Election Form, please contact Richard W. Edwards, TrustAtlantic’s Chief Financial Officer, at (919) 277-8700.

James A. Beck
President and Chief Executive Officer
TrustAtlantic Financial Corporation

INSTRUCTIONS TO ELECTION FORM

Please follow these instructions carefully when completing this Election Form.

1.

ELECTION DEADLINE. To be effective, a properly completed Election Form must be received by Wells Fargo Shareowner Services (the “Exchange Agent”), not later than 5:00 p.m., Eastern Time, on  , 2015 (the “Election Deadline”). Holders of TrustAtlantic common stock and warrants to purchase TrustAtlantic common stock whose Election Forms are not properly submitted by the Election Deadline (or who revoke their Election Form) will be considered Non-Electing shareholders. See Instruction 5 below.

2.

DESCRIPTION OF SECURITIES. Please provide the requested information in the appropriate boxes of Table 1 with respect to all of the TrustAtlantic common stock that you own. If you own any warrants to purchase TrustAtlantic common stock, please provide the requested information in the appropriate boxes of Table 2. If this information is already provided in the boxes in Table 1 and/or Table 2, confirm the information provided and make any necessary corrections. If the space provided in the boxes in Table 1 or Table 2 is insufficient, attach a separate sheet referencing the applicable Table of the Election Form and listing this information.

3.

ELECTION OPTIONS. Within the Election box, please indicate whether you would like to receive Merger consideration in the form of (i) cash only, (ii) First Horizon common stock only, (iii) a mixture of stock for 75% of your shares of TrustAtlantic common stock (and, as applicable, warrants) and cash for the remaining 25% of your shares of TrustAtlantic common stock (and, as applicable, warrants), or (iv) “No Election.” You may choose only one option, and your choice applies to all of the TrustAtlantic securities you own.

All elections made by TrustAtlantic shareholders will be subject to adjustment as described in the Merger Agreement and in the proxy statement/prospectus so that the aggregate Merger consideration will consist of 75% stock consideration and 25% cash consideration. As a result, we cannot assure you that you will receive the form of Merger consideration that you elect to receive in this Election Form. Please see “The Merger Agreement—Conversion of Shares, Options and Warrants; Appraisal Rights and Dissenting Shares; Exchange of Certificates—Allocation Procedures” beginning on page 55 of the proxy statement/prospectus for information about possible adjustments.

NONE OF FIRST HORIZON, TRUSTATLANTIC, OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION ABOUT WHETHER A HOLDER SHOULD ELECT TO RECEIVE CASH, FIRST HORIZON COMMON STOCK, OR A MIXTURE OF FIRST HORIZON COMMON STOCK AND CASH IN THE MERGER. EACH HOLDER MUST MAKE HIS OR HER OWN DECISION ABOUT THE ELECTION, BEARING IN MIND THE CONSIDERATION RECEIVED AND THE TAX CONSEQUENCES OF THE ELECTION CHOSEN.

4.

CHANGE OR REVOCATION OF ELECTION. A holder of TrustAtlantic common stock or warrants to purchase TrustAtlantic common stock who has made an election may, at any time before the Election Deadline, change the election by submitting a new Election Form in accordance with the procedures described herein, provided such new Election Form is received by the Exchange Agent before the Election Deadline. If an election is revoked and no subsequent properly executed election statement is actually received by the Exchange Agent before the Election Deadline, such holder will be deemed to have made no election. See Instruction 5 for more information regarding non-election stock.

5.

NON-ELECTING STOCK. Holders of TrustAtlantic securities who select “No Election” in the Election box, or who fail to submit a properly completed Election Form before the Election Deadline, or who revoke their previously submitted Election Form without timely submitting a new Election Form, will be deemed to have made a “non-election.” Holders of TrustAtlantic securities who are deemed to have made a non-election will receive all cash, all First Horizon common stock, or a mixture of cash and First Horizon common stock as determined in accordance with the terms of the Merger Agreement.

6.

SIGNATURES. The signature or signatures on the Election Form should correspond exactly with the name or names on the face of the certificate(s) or warrant(s) unless the TrustAtlantic common stock or warrants to purchase TrustAtlantic common stock have been transferred by the registered holder(s), in which case the signature or signatures on the Election Form should correspond exactly with the name of the last transferee endorsed on the certificate(s) or warrant(s), or indicated on the power(s) accompanying the certificate(s) or warrant(s). If the Election Form is signed by a person other than the registered owner of the certificate(s) or warrant(s) listed, the certificate(s) or warrant(s) must be endorsed or accompanied by appropriate power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s) or warrant(s).

If the Election Form is signed by a trustee, executor, custodian, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give the person’s full title in that capacity and must submit appropriate evidence of authority to act in that capacity to the Exchange Agent with the Election Form.

7.	METHOD OF DELIVERY. The method of delivery of the Election Form and all other required documents is at the option and sole risk of the holder. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

The Exchange Agent for the Merger is:
WELLS FARGO BANK, N.A.

***By Mail: By 5:00 p.m. Eastern time on Expiration Date Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858

***By Hand or Overnight Courier:
By 5:00 p.m. Eastern time on Expiration Date
Wells Fargo Bank, N.A.
Shareowner Services
Voluntary Corporate Actions
1110 Centre Pointe Curve, Suite 101
Mendota Heights, Minnesota 55120

***DELIVERY OF THIS FORM OF ELECTION TO AN ADDRESS OTHER THAN
AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY
TO THE EXCHANGE AGENT.

8.	DETERMINATIONS. All determinations concerning this Election Form, including determinations about the effectiveness of any elections (including time of receipt) or the computation of allocations will be made by the Exchange Agent. The Exchange Agent shall have the right, in its sole and absolute discretion, to reject any and all Election Forms that are not in proper form and to waive any irregularities, and such determinations shall be final and binding. The Exchange Agent is under no obligation to inform any holder of TrustAtlantic common stock or warrants to purchase TrustAtlantic common stock of any defect in an Election Form, and the Exchange Agent will not incur any liability for failure to give any such notice.

* * *

IMPORTANT: THIS ELECTION FORM MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE TO BE EFFECTIVE.